                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               BSQUARE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               Washington                                91-1650880
         -----------------------                    --------------------
         (State of Incorporation                    (I.R.S. Employer
          or Organization)                           Identification No.)

          3633 136th Place S.E., Suite 100, Bellevue, Washington 98006
          ------------------------------------------------------------
                    (Address of principal executive offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-85351

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which Each
        to be registered                          Class is to be Registered
        ----------------                          -------------------------
              None                                          None

         Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of Class)


                             Exhibit Index on Page 4

                                Page 1 of 4 Pages



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Item 1. Description of Registrant's Securities to be Registered

        The description of the registrant's Common Stock, no par value, is incorporated by reference to the "Description of Capital Stock" section in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-85351, as originally filed with the Securities and Exchange Commission on August 17, 1999, or as subsequently amended (the "Registration Statement").

Item 2. Exhibits

         The following Exhibits are filed are part of this Registration
Statement:

Exhibit        Description
-------        -----------
1              Form of Amended and Restated Articles of Incorporation of the
               Registrant (filed as Exhibit 3.1(a) to the Registration
               Statement)

2 Bylaws and all amendments thereto of the Registrant (filed as Exhibit 3.2 to the Registration Statement)
















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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: October 15, 1999

                                  BSQUARE CORPORATION,
                                  a Washington corporation



                                  By: /s/ William T. Baxter
                                     -------------------------------------------
                                          William T. Baxter
                                          Chairman of the Board, Chief Executive
                                          Officer and President
















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                                  EXHIBIT INDEX


                                                                            Sequential Page
Exhibit                        Description                                        No.
   1      Form of Amended and Restated Articles of Incorporation of               --
          the Registrant (filed as Exhibit 3.1(a) to the Registration
          Statement)

   2      Bylaws and all amendments thereto of the Registrant (filed              --
          as Exhibit 3.2 to the Registration Statement)














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